Exhibit 99.1

Contact:	Michael Polzin (847) 914-2925

FOR IMMEDIATE RELEASE	http://news.walgreens.com
WALGREENS CREATES NEW HEALTH AND WELLNESS DIVISION AS PART OF
STRATEGIC MOVE TO EXPAND HEALTH CARE ACCESS BEYOND RETAIL SITES
•	Company also announces acquisition of two leading providers of worksite health centers, giving Walgreens more than 500 retail clinics and health centers

•	New division will manage health centers and pharmacies at company worksites, while continuing nationwide rollout of Take Care Health Clinics at Walgreens stores

•	Large-company employees, health plan members and their dependents will seamlessly access health centers and pharmacies through Walgreens drugstores and employer worksites

•	New patient-centered offerings will lower costs, improve outcomes and enhance Walgreens relationships with employers and health plans
     DEERFIELD, Ill., March 17, 2008 — To provide patients with greater access to quality, affordable and convenient health care near their homes and at work, Walgreen Co. (NYSE, NASDAQ: WAG) has created a new Walgreens Health and Wellness division. The division will manage health centers and pharmacies at large-company worksites, while continuing the rollout of Take Care Health Clinics located at Walgreens drugstores nationwide.
     As part of the new division’s strategy, Walgreens also announced plans to acquire two leading operators of worksite health centers, I-trax, Inc. (AMEX: DMX) of Chadds Ford, Penn., parent company of CHD Meridian Healthcare, LLC, and privately held Whole Health Management of Cleveland. Upon closing of the transactions, Walgreens will have more than 500 worksite and retail health centers in 40 states, including its Take Care Health Clinics.
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     Walgreens estimates the current potential market for worksite health centers and pharmacies includes more than 7,600 corporate campuses of 1,000 employees or more.
     Walgreens will acquire I-trax in an approximately $278 million cash transaction, including the assumption of about $18.3 million in net debt. An affiliate of Walgreens will commence a tender offer within 10 business days for all outstanding common stock of I-trax at $5.40 per share.
     Terms of Whole Health Management’s acquisition by Walgreens weren’t disclosed. Both acquisitions are expected to close within 60 days, subject to certain regulatory approvals.
     “These announcements mark an important strategic initiative for us,” said Walgreens Chairman and CEO Jeffrey A. Rein. “Walgreens Health and Wellness division will marry our store clinics and pharmacies with worksite health centers and pharmacies. Our unique offering will allow large employers and health plans to provide care to employees and plan members at their worksites, and to dependents and retirees through our Take Care Health Clinics at local Walgreens drugstores. Over the last 15 years we’ve become more convenient for the customer with our ‘Main and Main’ drugstore locations. Today, we’re redefining ‘Main and Main’ to include the worksite and bring us that much closer to customers.
     “The story here is growth, and as these two companies increase their offerings, we can expand our complementary services more quickly and to a larger market. I-trax and Whole Health also will open the door for us to add worksite pharmacies where they already operate health centers. This is a natural extension of the existing worksite pharmacy services we currently provide for companies such as Sprint, ABX Air and Toyota.
     “In addition to providing cost-effective primary and acute care, this new delivery system focuses on disease prevention, identification and intervention. Quality, convenience, affordability and choice will be the hallmarks of our Health and Wellness division. It will address chronic diseases, which account for about 75 percent of today’s health care spending, in new ways that bring together a wide spectrum of health care providers and blend the latest electronic medical records, or EMR, technology with face-to-face care to improve outcomes. Our EMRs encourage continuity of care and play a key part in connecting patients to their medical home.”
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     Hal F. Rosenbluth, senior strategy consultant for health care at Walgreens and co-founder and chairman of Take Care Health Systems, will be president of the new division. Rosenbluth has 29 years of experience in the business-to-business sector as founder of Rosenbluth International (RI), a global travel management company. Through a series of acquisitions, he built RI into a $3 billion business with 4,300 employees operating in 15 countries before selling the company to American Express in 2003. The following year, he co-founded Take Care Health Systems, which opened its first convenient care clinic in November 2005 and was acquired by Walgreens in 2007.
     I-trax, through its subsidiaries CHD Meridian Healthcare and ProFitness Health Solutions, currently provides worksite health services, including primary and acute care, wellness, pharmacy and disease management services and health and fitness programming, for more than 160 employers including BMW, Eastman Chemical, Horizon Blue Cross Blue Shield of New Jersey, Lowe’s and Toyota. I-trax reported $143 million in revenue in 2007.
     Frank A. Martin, Chairman of I-trax, said, “This merger will create even greater opportunities for employers to help their employees better manage their health. With Walgreens growing network of convenient care clinics, pharmacy services and our list of nearly 300 sites, we will be able to offer improved access to high-quality care and services to all of an employer’s population — whether at the worksite or through other convenient channels in the community.”
     Whole Health Management was founded in 1981 and provides primary care, urgent care, wellness programs, health coaching and occupational health services through 69 worksite health centers for 27 clients. Whole Health Management also will become part of Walgreens Health and Wellness division.
     “The entire team at Whole Health is excited about this merger and the opportunities it provides,” said James Hummer, founder, President and CEO of Whole Health Management. “The combination of talent, resources and services in this partnership will transform the health care industry. It will allow us to offer greatly enhanced access to care, a broad scope of health and wellness services and a highly integrated technology platform, all while maintaining and assuring the highest quality of care.”
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     Whole Health currently provides services for Continental Airlines, Florida Power and Light, Harrah’s Entertainment, Scotts Miracle-Gro and Sprint, among others.
     Rein added, “These acquisitions will allow us to become a close advisor to employers and health plans to lower their costs while being more responsive to patients. Our transparent model means employers and health plans will have greater visibility into their health costs, resulting in better decisions and lower expenditures. Accordingly, we believe payors will increasingly direct their plan members to all of our health care offerings.”
     Completion of the I-trax transaction is subject to acceptance of the tender offer by holders of a majority of I-trax’s outstanding shares, regulatory approval (including under the Hart-Scott-Rodino Antitrust Improvement Act) and other customary conditions. The definitive agreement was unanimously approved by I-trax’s board of directors, and I-trax’s board recommends the company’s shareholders tender their shares in the tender offer.
     Completion of the Whole Health transaction is also subject to regulatory approval and other customary conditions.
     Peter J. Solomon Co. acted as financial advisor to Walgreens in both transactions. Bryant Park Capital acted as financial advisor to I-trax, while Triple Tree, LLC acted as financial advisor to Whole Health Management.
     Walgreens will host a conference call/webcast today, March 17, at 8:30 a.m. eastern time, during which Walgreens executive management will discuss today’s announcements. Speaking on behalf of Walgreens will be Chairman and CEO Jeffrey A. Rein, President Greg Wasson, Walgreens Health and Wellness President Hal Rosenbluth and CFO Bill Rudolphsen. The conference call will be simulcast through Walgreens investor relations Web site at http://investor.walgreens.com. A replay of the conference call will be archived on the Web site for 12 months after the call.
     The replay also will be available from 11:30 a.m. eastern time, March 17, through March 21. The replay can be accessed by calling 888-203-1112 within the U.S. and Canada, or 719-457-0820 outside the U.S. and Canada, using replay code 5852854.
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About Walgreens
Walgreens is the nation’s largest drugstore chain with fiscal 2007 sales of $53.8 billion. The company operates 6,237 stores in 49 states and Puerto Rico. Walgreens is expanding its patient-first health care services beyond traditional pharmacy through Walgreens Health Services, its managed care division, and Take Care Health Systems, a wholly owned subsidiary that manages 146 convenient care clinics at Walgreens drugstores. Walgreens Health Services assists pharmacy patients and prescription drug and medical plans through Walgreens Health Initiatives Inc. (a pharmacy benefit manager), Walgreens Mail Service Inc., Walgreens Home Care Inc. and Walgreens Specialty Pharmacy LLC. More information about Walgreens is available at Walgreens.com.
About Take Care Health SystemsSM
Take Care Health Systems (www.takecarehealth.com), one of the largest managers of convenient care clinics, is a wholly-owned subsidiary of Walgreens. The Company combines best practices in health care and the expertise and personal care of providers to deliver access to high-quality, affordable, convenient health care to all individuals. Take Care Health Clinics are located at select Walgreens drugstores nationwide, where nurse practitioners and physician assistants focus exclusively on the diagnosis and treatment of common family illnesses, vaccinations, physicals and screenings. Take Care Health Systems currently manages 146 Take Care Health Clinics in 15 cities throughout 13 states, with plans to have more than 400 clinics in operation by the end of 2008. The Company maintains a detailed quality assurance program including collaborating physician review to promote quality care, patient safety and state scope of practice compliance. Patient care is provided by Take Care Health Services, an independently owned state professional corporation established in each market.
About I-trax
I-trax (AMEX: DMX) is a leading provider of integrated workplace health and productivity management solutions. Serving more than 160 clients at nearly 300 locations in the United States, I-trax offers on-site health, fitness and wellness centers through its CHD Meridian Healthcare, LLC and ProFitness Health Solutions, LLC subsidiaries that deliver primary care, acute care corporate health, occupational health and pharmacy care management services, as well as fitness and wellness programming and integrated disease management programs. CHD Meridian is focused on making the workplace safe, helping companies achieve employer of choice status, and reducing costs while improving the quality of care received and the productivity of the workforce. Managing employer-sponsored health centers for over 40 years, some of CHD Meridian Healthcare’s clients include: BMW, Coushatta Casino Resort, Deutsche Bank, Eastman Chemical, Fieldale Farms, Horizon Blue Cross Blue Shield of New Jersey, Lowe’s, Toyota and Unum. For more information, visit www.chdmeridian.com.
About Whole Health Management
Whole Health Management is a leading operator of on-site and near-site employer sponsored clinics, health and wellness centers, and pharmacies in the United States. Since 1981, Whole
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Health has provided comprehensive and integrated occupational health, preventive care, urgent and primary care, physical therapy, fitness programs, health risk and disease management, health coaching and behavioral health counseling to corporate employees and their families. Whole Health clinics deliver significant savings to corporations through lower health care costs, increased productivity, reduced employee sick time, and decreased pharmacy costs. Whole Health currently serves more than 300,000 employees, and in many cases, spouses and dependents, at 69 sites, including many large corporations and Fortune 500 companies. For more information about Whole Health, visit www.wholehealthnet.com.
This news release may contain forward-looking statements that involve risks and uncertainties (as such “forward-looking” statements are defined under the U.S. Private Securities Litigation Reform Act). The following factors, among others, could cause results to differ materially from management expectations as projected in such forward-looking statements: the ability to obtain governmental approvals for the transaction on the proposed terms; the inability to satisfy other conditions to the completion of the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; social and political conditions such as war, political unrest and terrorism or natural disasters; and general economic conditions and normal business uncertainty and competition and its effect on pricing, spending, third-party relationships and revenues.
These forward-looking statements speak only as of the date of this press release, and no undertaking has been made to update or revise them if there are changes in expectations or if any events, conditions or circumstances on which any such forward-looking statement is based. Investors are referred and encouraged to read the “Cautionary Note Regarding Forward-Looking Statements” in Walgreens most recent Form 10-K, as amended, as well as the “Forward-Looking Statements” section of I-trax’s Form 10-K, each of which is incorporated into this news release by reference.
Additional Information and Where to Find It
In connection with the tender offer, Walgreens intends to file a tender offer statement on Schedule TO and related materials with the Securities and Exchange Commission (the “SEC”), and I-trax will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Investors and security holders are strongly advised to read these documents when they become available because they will contain important information about the tender offer and the proposed merger. Free copies of materials, which will be filed by Walgreens and I-trax, will be available at the SEC’s Web site at www.sec.gov, or with respect to Walgreens materials, at www.walgreens.com, and also will be available, without charge, by directing requests to Walgreens, and with respect to I-trax materials, at www.i-trax.com, and will also be available, without charge, by directing requests to I-trax.
Important information
This document is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of I-trax’s common stock will only be made pursuant to an offer to purchase and related materials that Walgreens intends to file with the Securities and Exchange Commission. I-trax will file a solicitation/recommendation statement with respect to the offer. Once filed, I-trax stockholders should read these materials carefully prior to making any decisions with respect to the offer because they contain important information, including the terms and conditions of the offer. Once filed, I-trax stockholders will be able to obtain the offer to purchase, the solicitation/recommendation statement and related materials with respect to the offer free of charge at the SEC’s Web site at www.sec.gov, from the information agent named in the tender offer materials, from I-trax or from Walgreens.
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